                   SERIES J CONVERTIBLE PREFERRED STOCK PURCHASE

                                     AGREEMENT



                             Dated as of July 22, 1999



                                       among



                                 ESYNCH CORPORATION



                                        and



                         THE PURCHASERS LISTED ON EXHIBIT A

                                 TABLE OF CONTENTS

ARTICLE I   Purchase and Sale of Preferred Stock                           1

     Section 1.1    Purchase and Sale of Stock                             1
     Section 1.2    The Conversion Shares                                  1
     Section 1.3    Purchase Price and Closing                             2
     Section 1.4    Warrants                                               2

ARTICLE II  Representations and Warranties                                 3

     Section 2.1    Representation and Warranties of the Company           3
          (a)       Organization, Good Standing and Power                  3
          (b)       Authorization; Enforcement                             3
          (c)       Capitalization                                         4
          (d)       Issuance of Shares                                     4
          (e)       No Conflicts                                           4
          (f)       Commission Documents, Financial Statements             5
          (g)       Subsidiaries                                           6
          (h)       No Material Adverse Change                             6
          (i)       No Undisclosed Liabilities                             6
          (j)       No Undisclosed Events or Circumstances                 7
          (k)       Indebtedness                                           7
          (1)       Title to Assets                                        7
          (m)       Actions Pending                                        7
          (n)       Compliance with Law                                    7
          (o)       Taxes                                                  8
          (p)       Certain Fees                                           8
          (q)       Disclosure                                             8
          (r)       Operation of Business                                  8
          (s)       Environmental Compliance                               8
          (t)       Books and Record Internal Accounting Controls          9
          (u)       Material Agreements                                    9
          (v)       Transactions with Affiliates                          10
          (w)       Securities Act of 1933                                10
          (x)       Governmental Approvals                                10
          (y)       Employees                                             10
          (z)       Absence of Certain Developments                       11
          (aa)      Use of Proceeds                                       12
          (ab)      Public Utility Holding Company Act and Investment
                    Company Act Status                                    12

                                        -i-


         (ac)       ERISA                                                  12
         (ad)       Dilutive Effect                                        13
     Section 2.2    Representations and Warranties of the Purchasers       13
          (a)       Organization and Standing of the Purchasers            13
          (b)       Authorization and Power                                13
          (c)       No Conflicts                                           13
          (d)       Acquisition for Investment                             14
          (e)       Accredited Purchasers                                  14
          (f)       Rule 144                                               14
          (g)       Conversion Restrictions                                14
          (h)       General                                                15
          (i)       Residence                                              15

ARTICLE III Covenants                                                      15

     Section 3.1    Securities Compliance                                  15
     Section 3.2    Registration and Listing                               15
     Section 3.3    Inspection Rights                                      16
     Section 3.4    Compliance with Laws                                   16
     Section 3.5    Keeping of Records and Books of Account                16
     Section 3.6    Reporting Requirements                                 16
     Section 3.7    Amendments                                             17
     Section 3.8    Other Agreements                                       17
     Section 3.9    Distributions                                          17
     Section 3.10   Status of Dividends                                    17
     Section 3.11   Regulation S                                           18
     Section 3.12   Right of First Refusal                                 18
     Section 3.13   Reservation of Shares                                  19
     Section 3.14   Transfer Agent Instructions                            19

ARTICLE IV Conditions                                                      20

     Section 4.1    Conditions Precedent to the Obligation of the Company
                    to Sell the Shares                                     20
             (a)    Accuracy of Each Purchaser's Representations
                    and Warranties                                         20
             (b)    Performance by the Purchasers                          20
             (c)    No Injunction                                          20
     Section 4.2    Conditions Precedent to the Obligation of the
                    Purchasers to Purchase the Shares                      20
             (a)    Accuracy of the Company's Representations and
                    Warranties                                             20
             (b)    Performance by the Company                             21
             (c)    Minimum Purchase                                       21

                                       -ii-

             (d)    No Suspension, Etc                                     21
             (e)    No Injunction                                          21
             (f)    No Proceedings or Litigation                           21
             (g)    Certificate of Designations of Rights and Preferences  21
             (h)    Opinion of Counsel, Etc.                               21
             (i)    Registration Rights Agreement                          21
             (j)    Preferred Stock Certificates                           22
             (k)    Resolutions                                            22
             (l)    Reservation of Shares                                  22
             (m)    Transfer Agent Instructions                            22
             (n)    Secretary's Certificate                                22

ARTICLE V Registration Rights                                              23

ARTICLE VI Stock Certificate Legend                                        23
     Section 6.1    Legend                                                 23
ARTICLE VII  Intentionally Omitted                                         24

ARTICLE VIII  Indemnification                                              24
     Section 8.1    General Indemnity                                      24
     Section 8.2    Indemnification Procedure                              24

Miscellaneous                                                              25
     Section 9.1    Fees and Expenses                                      25
     Section 9.2    Specific Enforcement, Consent to Jurisdiction          26
     Section 9.3    Entire Agreement; Amendment                            26
     Section 9.4    Notices                                                27
     Section 9.5    Waivers                                                28
     Section 9.6    Headings                                               28
     Section 9.7    Successors and Assigns                                 28
     Section 9.8    No Third Party Beneficiaries                           28
     Section 9.9    Governing Law                                          28
     Section 9.10   Survival                                               28
     Section 9.11   Counterparts                                           29
     Section 9.12.  Publicity                                              29
     Section 9.13   Severability                                           29
     Section 9.14   Further Assurances                                     29

                 SERIES J CONVERTIBLE PREFERRED STOCK PURCHASE

                                  AGREEMENT

     This SERIES J CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of July 22, 1999 by and among eSynch Corporation, a Delaware corporation (the "Company"), and each of the Purchasers of shares of Series J Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

     The parties hereto agree as follows:


                                  ARTICLE I

                     Purchase and Sale of Preferred Stock

     Section 1.1 PURCHASE AND SALE OF STOCK. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company's Series J Convertible Preferred Stock, par value $001 per share (the "Preferred Shares"), at a purchase price of $10,000 per share, set forth with respect to such Purchaser on Exhibit A hereto. Upon the following terms and conditions, the Purchasers shall be issued Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), to purchase the Company's Common Stock, par value $.001 per share (the "Common Stock") The aggregate purchase price for the Preferred Shares and the Warrants shall be $2,500,000 which may be funded in two or more tranches as agreed upon by the Company and the Purchasers. The designation, rights, preferences and other terms and provisions of the Series J Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series J Convertible Preferred Stock attached hereto as Exhibit C (the "Certificate of Designations"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

     Section 1.2 THE CONVERSION SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the conversion of the Preferred Shares and exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares", respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Shares".

     Section 1.3 PURCHASE PRICE AND CLOSING. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Preferred Shares set forth opposite their respective names on Exhibit A.

    The aggregate purchase price of the Preferred Shares being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A. The closing of the purchase and sale of each tranche of Preferred Shares (each, a "Closing") to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP at 10:00 a.m. Pacific Time (i) on the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to such Closing shall be fulfilled or waived in accordance herewith or (ii) such other time and place or on such date as the Purchasers and the Company may agree upon (each, a "Closing Date"). This Agreement shall be effective as of the Closing Date of the first tranche of Preferred Shares. On or before each Closing Date, the Company shall deliver to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement") the certificates for the number and series of Preferred Shares set forth opposite each Purchaser's name under the heading "Number of Preferred Shares to be Purchased" on Exhibit A hereto, registered in such Purchaser's name (or its nominee) and prior to each Closing Date each Purchaser shall pay by wire transfer of funds into escrow the purchase price set forth opposite each such Purchaser's name on Exhibit
A. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to each Closing. This Agreement shall terminate if the Closing of the first tranche of Preferred Shares (the "Tranche I Closing") has not occurred by August 31, 1999. The Company's sole obligation upon termination of this Agreement shall be to pay the Purchasers' attorneys' fees and escrow fees. The Company acknowledges that (i) the purchase price of Gilston Corporation, Ltd.'s ("Gilston") pro rata portion of the Preferred Shares and Warrants was advanced and evidnced by a promissory note issued by the Company in favor of Gilston for the principal amount of $300,000 and (ii) the purchase price of Manchester Asset Management, Ltd.'s ("Manchester") pro rata portion of the Preferred Shares and Warrants was advanced and evidenced by a promissory note issued by the Company in favor of Manchester for the principal amount of $250,000 (collectively, the "Promissory Notes"). At the Tranche I Closing, the Company shall deliver to the Escrow Agent stock certificates (in such denominations as Gilston and Manchester shall request) representing the shares of Preferred Stock equal to the total amount of principal and interest accrued and outstanding under the Promissory Notes on the date of the Tranche I Closing. Notwithstanding anything to the contrary set forth in this Agreement, the aggregate number of Preferred Stock to be sold hereunder shall not exceed two hundred and seventy-fifty (275).

     Section 1.4 WARRANTS. The Company agrees to issue to the Purchasers the Warrants to purchase 75,000 shares of Common Stock per $1,000,000 invested (or such pro rata amount if more or less than $1,000,000 is purchased). The Warrants shall have an exercise price equal to the Warrant Price (as defined in the Warrant) and shall expire on the third anniversary of the issuance date of such Warrant.

                                     ARTICLE II

                           Representations and Warranties


     Section 2.1 REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchasers, except as set forth in the Company's disclosure schedule delivered with this Agreement as follows:

          (a) ORGANIZATION GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company's Form 10-KSB for the year ended December 31, 1998, including the accompanying financial statements (the "Form 10-KSB"), or in the Company's Form 10-QSB for the fiscal quarters ended March 31, 1999, September 30, 1998 or June 30, 1998 (collectively, the "Form 10-QSB"), or on SCHEDULE 2. 1(g) hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a material adverse effect on the Company's financial condition.

          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Escrow Agreement, the Transfer Agent Instructions (as defined in Section 3.14), Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights Agreement") and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares in accordance with the terms hereof, the Certificate of Designations and the Warrants. The execution, delivery and performance of the Transaction Documents and the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement will have been duly executed and delivered by the Company at the Tranche I Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of July 22, 1999 are set forth on SCHEDULE 2. 1(c) hereto. All of the outstanding shares of the Company's Common Stock and Series I Convertible Preferred

Stock have been duly and validly authorized. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the Form l0-KSB, Form 10-QSB, Form 8-K for the period ending April 1, 1999 (the "Form 8-K") or on SCHEDULE 2. 1(c) hereto, no shares of Common Stock or Series I Convertible Preferred Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the Form 10-KSB, Form 10-QSB, Form 8-K or on SCHEDULE 2.1 (c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided in the Form 10-KSB, Form 10-QSB or on SCHEDULE 2.1 (c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Form 10-KSB, Form 10-QSB or on SCHEDULE 2. 1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to each Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect (as defined in Section 2.1(e) herein) on the Company's financial condition or operating results. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

          (d) ISSUANCE OF SHARES. The Preferred Shares to be issued at each Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Preferred Shares shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designations. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Preferred Shares as set forth in the Certificate of Designations and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e) NO CONFLICTS. Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated herein and therein do not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company or its subsidiaries and which is material to such entity or other entities controlling or controlled by such entity. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or the Certificate of Designations, or issue and sell the Preferred Shares, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to each Closing, any registration stateent which may be filed pursuant hereto, and the Certificate of Designations); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

          (f) COMMISSION DOCUMENTS. FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the Form 10-KSB, Form 10-QSB, Form 8-K or on Schedule 2.1(f), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission
Documents filed with the Commission since December 31, 1998. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form l0-KSB for the year ended December 31, 1998 and the Form 10-QSB for the fiscal quarter ended
March 31, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-KSB and the Form 10-QSB referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g)  SUBSIDIARIES. The Form 10-KSB, Form 10-QSB, Form 8-K or
SCHEDULE 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

          (h) NO MATERIAL ADVERSE CHANGE. Since March 31, 1999, the date through which the most recent quarterly report of the Company on Form 10-QSB has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on SCHEDULE 2.1(h) hereto.

          (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in the Form 10-KSB, Form 10-QSB or on SCHEDULE 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since December 31, 1998 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

          (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k)  INDEBTEDNESS.  The Form 10-KSB, Form 10-QSB, Form 8-K or
SCHEDULE 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

          (1) TITLE TO ASSETS. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Form l0-KSB, Form 10-QSB, Form 8-K or on SCHEDULE 2.1(1) HERETO or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

          (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Form 10-KSB, Form 10-QSB, Form 8-K or on SCHEDULE 2.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

          (n) COMPLIANCE WITH LAW. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Form 10-KSB, Form

10-QSB or on SCHEDULE 2.1(n) or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) TAXES. Except as set forth in the Form 10-KSB, Form 10-QSB or on SCHEDULE 2.1(o), the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary for the years subsequent to December 31, 1998 have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

          (p) CERTAIN FEES. Except as set forth on SCHEDULE 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

          (q) DISCLOSURE. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (r) OPERATION OF BUSINESS. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form l0-KSB, Form 10-QSB, Form 8-K and on SCHEDULE 2.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

          (s) ENVIRONMENTAL COMPLIANCE. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. The Form 10-KSB or Form
10-QSB hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after each Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Enviromental Law.

     (t) BOOKS AND RECORD INTERNAL ACCOUNTING CONTROLS. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

     (u) MATERIAL AGREEMENTS. Except as set forth in the Form 10-KSB, Form 10-QSB, Form 8-K, or on SCHEDULE 2.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the

Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Preferred Shares, other Preferred Stock, if any, or its Common Stock.

     (v) TRANSACTIONS WITH AFFILIATES. Except as set forth in the Form 10-KSB, Form 10-QSB or on SCHEDULE 2.1 (v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

     (w) SECURITIES ACT OF 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Preferred Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Preferred Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Preferred Shares and the Warrants.

     (x) GOVERNMENTAL APPROVALS. Except as set forth in the Form 10-KSB or Form 10-QSB, and except for the filing of any notice prior or subsequent to each Closing that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designations with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designations.

     (y) EMPLOYEES. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Form

10-KSB, Form 1O-QSB or on SCHEDULE 2.1(y) hereto. Except as set forth in the Form 10-KSB, Form 10-QSB or on SCHEDULE 2.1(y) hereto, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since December 31, 1998, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

     (z) ABSENCE OF CERTAIN DEVELOPMENTS. Except as provided in Form 10-KSB, 10-QSB, Form 8-K or in SCHEDULE 2.1(z) hereto, since December 31, 1998, neither the Company nor any subsidiary has:

     (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

     (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

     (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

     (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

     (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

     (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

     (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

     (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

     (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

     (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

     (xi)   made charitable contributions or pledges in excess of $25,000;

     (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

     (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

     (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

     (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

     (aa) USE OF PROCEEDS. The proceeds from the sale of the Preferred Shares will be used by the Company for working capital and general corporate purposes.

     (ab) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon each Closing will not be, an "investment company" or a company controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (ac) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this

Section 2. 1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 4 14(b) or (c) of the Code.

     (ad) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

     Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

     (a) ORGANIZATION AND STANDING OF THE PURCHASERS. If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

     (b) AUTHORIZATION AND POWER. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser.

     (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not, assuming consent of the holders of the Company's Series I Preferred Stock, (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default
(or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

     (d) ACQUISITION FOR INVESTMENT. Such Purchaser is purchasing the Preferred Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Preferred Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein and subject to
Section 2.2(f) below, such Purchaser does not agree to hold the Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation.

     (e) ACCREDITED PURCHASERS. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

     (f) RULE 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such person will be unable to sell any Preferred Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

     (g) CONVERSION RESTRICTIONS. Notwithstanding anything to the contrary set forth herein or in the Certificate of Designations, in no event shall any holder be entitled to convert Series J Preferred Stock in excess of that number of shares of Series J Convertible Preferred Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series J Convertible Preferred Stock with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series J Convertible Preferred Stock beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

     (h) GENERAL. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

     (i) RESIDENCE. Such Purchaser's permanent domicile is as set forth in Exhibit A.

                              ARTICLE III

                               Covenants

     The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

     Section 3.1    SECURITIES COMPLIANCE.

          (a) The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants, Conversion Shares and Warrants Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares and the Warrant Shares to the Purchasers or subsequent holders.

          (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Preferred Shares.

     Section 3.2 REGISTRATION AND LISTING. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the over-the-counter electronic bulletin board.

     Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

     Section 3.4 COMPLIANCE WITH LAWS. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     Section 3.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 3.6 REPORTING REQUIREMENTS. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding:

          (a) Quarterly Reports filed with the Commission on Form 1O-QSB as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company;

          (b) Annual Reports filed with the Commission on Form 10-KSB as soon as available, and in any event within 90 days after the end of each fiscal year of the Company; and

          (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common

Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

     Section 3.7 AMENDMENTS. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company, or Registration Rights Agreement in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the holders of the Preferred Shares.

     Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document or the Certificate of Designations.

     Section 3.9 DISTRIBUTIONS. So long as any Preferred Shares or Warrants remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or
(ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

     Section 3.10 STATUS OF DIVIDENDS. The Company covenants and agrees that
(i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service will adversely affect the Preferred Shares, any other series of its Preferred Stock, or the Common Stock, and any deduction shall not operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243 (a)
(1) of the Code or any successor provision, (ii) in no report to shareholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) other than pursuant to this Agreement or the Certificate of Designations, it will take no action which would result in the dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as "Convertible Preferred Stock" in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company. Notwithstanding the foregoing, the Company shall not be required to restate or modify its tax returns for periods prior to each Closing Date. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any succesor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for Federal income tax purposes, at the Purchasers expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers' expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code or incurred in connection with any such submission, litigation, appeal or other proceeding. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if (i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Conversion Shares should not be treated as dividends for Federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for Federal income tax purposes, or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the service shall rule or advise that dividends on the shares should not be treated as dividends for Federal income tax purposes. If the Service determines that the Preferred Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

     Section 3.11 REGULATION S. The Company covenants and agrees that if the Company fails to register the Conversion Shares within 150 days from the Closing Date of the final tranche of Preferred Shares (the "Final Closing Date") under the terms and conditions of the Registration Rights Agreement attached hereto as Exhibit E, then for so long as such Registration Statement is not effective and as any of the Preferred Shares or Conversion Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company shall, in order to permit resales of the Preferred Shares or Conversion Shares pursuant to Regulation S under the Securities Act, (a) continue to file all material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and (b) not knowingly engage in directed selling efforts in connection with the resale of securities by any Purchaser under Regulation S.

     Section 3.12 RIGHT OF FIRST REFUSAL. The Company covenants and agrees that during the nine (9) month period after the Final Closing Date the Purchasers shall have a right of first refusal with respect to any subsequent offer or sale of Common Stock or any securities convertible or exchangeable into Common Stock based on variable rates of conversion (meaning based on a market price of the Common Stock as of the date of conversion or exchange) which the Company proposes or intends to consummate with any third parties (the "Subsequent Financing"). The Company will promptly notify the Purchasers in writing of the terms and conditions of the proposed Subsequent Financing. The Purchasers shall have the right for ten (10) trading days to consummate the Subsequent Financing, in whole but not in part, with the Company on the same terms and conditions as the proposed Subsequent Financing. If the Purchasers do not consummate the Subsequent Financing, the Company shall have 45 days thereafter to consummate the Subsequent Financing with such third parties, on the same or substantially the same terms, or on terms more favorable to the Company. The rights of the Purchaser herein specifically exclude any Subsequent Financing with the parties set forth in Schedule 3.12. PROVIDED, that (i) if the Subsequent Financing with such parties is an offer or sale of Common Stock at a price equal to less than 50% of the market price of Common Stock, the proceeds from such sale shall be used first to redeem the outstanding Preferred Shares of the Purchasers upon consummation of the Subsequent Financing at a redemption price equal to 125% of the Liquidation Preference (as defined in the Certificate of Designation) plus accrued and unpaid dividends and (ii) if the Subsequent Financing is an offer or sale of securities convertible or exchangeable into Common Stock, such conversion or exchange shall be based on a fixed rate.

     Section 3.13 RESERVATION OF SHARES. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

     Section 3.14 TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 6.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.14 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.14 shall affect in any way each Purchaser's obligations and agreements set forth in Section 6.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that abreach by it of its obligations under this Section 3.14 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.14, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                     ARTICLE IV

                                     Conditions

     Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) ACCURACY OF EACH PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to such Closing.

          (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) MINIMUM PURCHASE. The Escrow Agent shall hold $2.5 million or more of immediately available funds pursuant to the Escrow Agreement received from the Purchasers, and the Purchasers shall make the minimum purchase described in Section 4.2(c).

     Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SHARES. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

          (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

          (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

          (c) MINIMUM PURCHASE. Under the terms and conditions of this Agreement, the Company shall make sales of the Preferred Shares to the Purchasers resulting in gross proceeds of a minimum of $2,500,000 to the Company, less fees and legal expenses payable to the Purchasers pursuant to a written agreement describing said fees.

          (d) NO SUSPENSION. ETC. From the date hereof to each Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Closing), and, at any time prior to each Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

          (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (f) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (g) CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES. Prior to each Closing, the Certificate of Designations of the Rights and Preferences for the Preferred Shares in the form of Exhibit C attached hereto shall have been filed with the Secretary of State of Delaware.

          (h) OPINION OF COUNSEL. ETC. At each Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit G hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to such Closing.

          (i) REGISTRATION RIGHTS AGREEMENT. At the Tranche I Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

          (j) PREFERRED STOCK CERTIFICATES. The Company shall have executed and delivered to the Escrow Agent the stock certificates (in such denominations as such Purchaser shall request) for the Preferred Shares being purchased by such Purchaser at such Closing.

          (k) RESOLUTIONS. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to such Purchaser (the "Resolutions").

          (l) RESERVATION OF SHARES. As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 200% of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on such Closing Date and the number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were granted on such Closing Date (after giving effect to the Preferred Shares and the Warrants to be issued on such Closing Date and assuming all such Preferred Shares and Warrants were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

          (m) TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (n) SECRETARY'S CERTIFICATE. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of each Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, (iv) the Certificate of Designations, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (o) ESCROW AGREEMENT. At the Tranche I Closing, the Company shall have executed and delivered the Escrow Agreement to each Purchaser.

          (p) CANCELLATION OF PROMISSORY NOTES. At the Tranche I Closing the Purchasers shall deliver or cause the delivery to the Company of the original Promissory Notes marked "Canceled" and "Paid-In-Full".

          (q) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate of an executive officer of the Company, dated as of each Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Closing Date.

                                ARTICLE V

                           Registration Rights

     At the Tranche I Closing, the Company and Purchasers shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit E (the "Registration Rights Agreement").

                                ARTICLE VI

                         Stock Certificate Legend

     Section 6.1 LEGEND. Each certificate representing the Preferred Shares, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

     THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR ESYNCH CORP.
     (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THAT
     ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing the Preferred Shares without the legend set forth above if at such time, prior to making any transfer of any Preferred Shares or Conversion Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Preferred Shares or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or
(ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within ten (10) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Section 6.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                               ARTICLE VII

                          Intentionally Omitted.


                               ARTICLE VIII

                             Indemnification


     Section 8.1 GENERAL INDEMNITY. The Company agrees to indemnify and hold harmless the Purchasers and any finder (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

     Section 8.2 INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstandinganything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this
Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                               ARTICLE IX

                              Miscellaneous

     Section 9.1 FEES AND EXPENSES. Except as otherwise set forth in this Agreement, the Registration Rights Agreement or the Certificate of Designations, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, all attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers up to $25,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the transaction contemplated hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents, or incurred in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Preferred Shares pursuant hereto.

     Section 9.2 SPECIFIC ENFORCEMENT CONSENT TO JURISDICTION.

          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

     Section 9.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents or the Certificate of Designations, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

     Section 9.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:       Thomas Hemingway, CEO
                         eSynch Corporation
                         15502 Mosher Avenue
                         Tustin, California 92780
                         Telephone Number: (714) 258-1900
                         Facsimile Number: (714) 258-7177

with copies to:          Nicholas J. Yocca, Esq.
                         Stradling Yocca Carlson & Rauth
                         660 Newport Beach, California 92660
                         Telephone Number: (949)725-4120
                         Facsimile Number: (949) 823-5120

If to any Purchaser:     At the address of such Purchaser set forth on
                         Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

                         Christopher S. Auguste, Esq.
                         Parker Chapin Flattau & Klimpl, LLP
                         1211 Avenue of the Americas
                         New York, New York 10036
                         Telephone Number: (212) 704-6000
                         Fax: (212) 704-6288

                         H. Glenn Bagwell, Jr., Esq.
                         3005 Anderson Drive, Suite 204
                         Raleigh, N.C. 27609
                         Telephone Number: (919) 785-3113
                         Fax: (919)785-3116

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

     Section 9.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 9.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 9.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After any Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 9.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

     Section 9.10 SURVIVAL. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and (s) should survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the Closings until the date two years from the Final Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII, VIII and IX of this Agreement shall survive the execution and delivery hereof and the Closings hereunder until the Purchasers in the aggregate beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) less than 2% of the total combined voting power of all voting securities then outstanding, provided, that Sections 3.1, 3.2, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10,
3.11 and 3.12 shall not expire until the Registration Statement required by Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

     Section 9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof

     Section 9.12. PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 9.13 SEVERABILITY. The provisions of this Agreement, the Certificate of Designations and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement, the Certificate of Designations or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Certificate of Designations or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 9.14 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate Designations, and the Registration Rights Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

                                            ESYNCH CORPORATION


                                            By: Thomas Hemingway

                                            Name: Thomas Hemingway
                                            Title:   CEO


                                            GILSTON CORPORATION, LTD.


                                            By: Anthony L.M. Inder Rieden
                                            Name:  Anthony L.M. Inder Rieden
                                            Title: Director


                                            MANCHESTER ASSET MANAGEMENT, LTD.


                                            By: Dawn E. Davies
                                            Name: Dawn E. Davies
                                            Title: Director


                                            TRITON PRIVATE EQUITY FUND L.P.
                                            TRITON CAPITAL MANAGEMENT LLC (G.P.)


                                            By:  John C. Tausche
                                            Name: John C. Tausche
                                            Title: Managing Member of G.P.

                                            AMRO INTERNATIONAL, S.A.


                                            By:  H.U. Bachofen
                                            Name: H.U. Bachofen
                                            Title: Director


                                            ESQUIRE TRADE & FINANCE INC.


                                            By: Roland Winiger
                                            Name: Roland Winiger
                                            Title: Director


                                            AUSTINVEST ANSTALT BALZERS


                                            By: Walter Grill
                                            Name: Walter Grill
                                            Title:  Director


                                            TALBIYA INVESTMENTS LTD.


                                            By: David Grin
                                            Name: David Grin
                                            Title: Director

                               EXHIBIT A to the
           SERIES J CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                               FOR ESYNCH CORP.

Names and Address                 Number of Preferred Shares    Dollar Amount
  of Purchasers                   & Warrants Purchased          of Investment
  -------------                   --------------------          -------------
Gilston Corporation, Ltd.         Preferred Shares: 35               $350,000
Charlotte House                   Warrants: 26,250
Charlotte Street
P.O. Box N-9204
Nassau, Bahamas
Tel. No.: (242)394-2700
Fax No: (242) 394-8348
Attn: Anthony L. M. Inder Rieden


Manchester Asset Management,      Preferred Shares: 40               $400,000
Ltd.                              Warrants:  30,000
Charlotte House
Charlotte Street
P.O. Box N-9204
Nassau, Bahamas
Tel. No.: (242) 394-2700
Fax No: (242) 394-8348
Attn: Anthony L. M. Inder Rieden


Triton Private Equity             Preferred Shares: 25               $250,000
c/o Triton Capital Management     Warrants 18,750
L.L.C.
225 North Market Street
Suite 220
Wichita, Kansas 67202
Attn: Mr. John C. Tausche
Tel. No.: (316) 262-8874
Fax No.: (316) 262-6801


Amro International, S.A.          Preferred Shares: 50               $500,000
40 Ultra Finance                  Warrants: 37,500
Grossmuenster Platz #6
Zurich, Switzerland CH822
Attn: H.U. Bachofen
Fax No. 011-411-262-5515


                                EXHIBIT A to the
            SERIES J CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                FOR ESYNCH CORP.

                                  (continued)

Names and Address                 Number of Preferred Shares    Dollar Amount
  of Purchasers                   & Warrants Purchased          of Investment
---------------                   --------------------          -------------
Esquire Trade & Finance Inc.      Preferred Shares: 50          $500,000
Trident Chambers                  Warrants: 37,500
P.O. Box 146
Road Town, Tortola, BVI
Tel. No.: 011-041-769-1069
Fax No: 011-041-760-1031
Attn: Roland Winiger

Austinvest Anstalt Balzers        Preferred Shares: 50          $500,000
Landstrasse 938                   Warrants: 37,500
9494 Furstentum
Vaduz/Liechtenstein
Austria
Tel. No.: 011-431-534-532951
Fax No: 011-431-534-532895
Attn: Walter Grill

Talbiya Investments Ltd.          Preferred Shares: 12.5        $125,000
Ragnall House                     Warrants: 9,375
18 Peel Road
Douglas, Isle of Man
1M14L2 United Kingdom
Tel. No.: 011-972-354-64891
Fax No: 011-972-360-50756
Attn: David Grin